PRESS RELEASE

GE Restates Earnings - Increase of $381 Million
Between 2001 and First Quarter 2005;
Based on Corporate Audit Staff Review of SFAS 133;
No Economic or Cash Flow Impact;
Reaffirms 2005 Outlook, Increases Second-Quarter Guidance

FAIRFIELD, CONNECTICUT (May 6, 2005) - GE today is amending its 2004 Form 10K to restate its financial statements for the years 2002 through 2004, and certain financial information for the year 2001 and each quarter in 2003 and 2004. The cumulative effect of these changes is a non-cash earnings increase of $381 million from 2001 through the first quarter of 2005, less than six-tenths of one percent of GE’s earnings over this period.

During a regularly scheduled Corporate Audit Staff review, GE concluded that its accounting for certain transactions used to protect its financial services businesses from changes in interest and currency exchange rates do not technically comply with SFAS 133, Accounting for Derivative Instruments and Hedging Activities.

Keith Sherin, senior vice president and CFO, said, “We implemented SFAS 133 with diligence in 2001, and our technical accountants and KPMG reviewed that implementation. However, under SFAS 133, it’s clear some of our derivatives do not qualify for hedge accounting.

“Looking back, the result of not using hedge accounting is immaterial on an annual basis. However, on a quarterly basis the impacts would be material and we decided to restate results. There is no effect economically as the Company’s match funding objectives were met, and there has been no effect on cash flows,” Sherin said.

GE Chairman and CEO Jeff Immelt said, “We are committed to high standards of controllership and transparency and we live by our words. The cumulative impact results in our earnings increasing fractionally. When our internal auditors found these errors, we fixed them promptly and disclosed our findings. There will be no volatility and an insignificant impact going forward.

“The Company is in great shape,” Immelt said. “Our April orders are strong and we have increased guidance for second quarter and maintained guidance for the year. We remain committed to meeting or exceeding our expectations and those of investors. “

GE reaffirmed earnings per share (EPS) guidance for the total year 2005 of $1.78-1.83. First quarter 2005 earnings are reduced by $78 million due to the non-cash impact of not using

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hedge accounting, resulting in EPS of $.37 (versus $.38 previously announced). GE increased second quarter 2005 EPS guidance to $.43-.45 from $.42-$.44.

GE will hold a conference call and Webcast at 8:00 a.m. this morning to discuss these restated results and revised guidance. The Webcast and related materials will be available at www.ge.com/investor.

General Electric Capital Services and General Electric Capital Corporation are also amending their 2004 10Ks for the same periods and reason.

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GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and advanced materials, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements

2005 results are preliminary and quarterly information is unaudited. This document contains "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from the behavior of financial markets, including fluctuations in interest rates and commodity prices, from future integration of acquired businesses, from future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries, from unanticipated loss development in our insurance businesses, and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contact: General Electric, Fairfield
David Frail, 203/373.3387
 david.frail@ge.com

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